EXHIBIT 4.3
FORM OF WARRANT
[FACE]

No.	CUSIP No.

     [UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LEGACY HEALTHCARE PROPERTIES TRUST INC., THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.]

**	Bracketed language only appears on Global Warrants held in the name of DTC (or nominee thereof).

LEGACY HEALTHCARE PROPERTIES TRUST INC.
DESIGNATION OF WARRANTS
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME ON ________________, 2015
     THIS CERTIFIES THAT, for value received ________________ is the registered holder of ______________ Warrants, expiring at 5:00 p.m., New York City time, on ________________, 2015 or earlier upon redemption (the “Warrant”), to purchase _______________ fully paid and non-assessable shares (“Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Legacy Healthcare Properties Trust Inc., a Maryland corporation (the “Company”), for each Warrant represented by this Warrant Certificate. The Warrant is governed by the Warrant Agreement, dated as of ________________, 2010 (the “Warrant Agreement”), between the Company and Mellon Investor Services LLC, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Capitalized terms used but not defined herein have the meanings given to such terms in the Warrant Agreement or defined by reference to the Company’s charter.
     The Warrant entitles the holder thereof to purchase from the Company, commencing on the date hereof, such number of Shares of the Company at the price of $_____ per share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency Mellon Investor Services LLC (the “Warrant Agent”) designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. Upon the valid exercise of this Warrant, the Company shall have the right, but not the obligation, to pay cash in an amount equal to the fair market value of the Warrant Shares that are issuable as a result of the exercise of the Warrant.
     The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Warrant Shares that are issuable upon the exercise of the Warrants is effective and a current prospectus relating to such Warrant Shares is available. In the event that a registration statement with respect to the Warrant Shares that are issuable upon the exercise of the Warrants is not effective under the Act and a current prospectus relating to such Warrant Shares is not available, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
     NO WARRANT MAY BE EXERCISED IF IT WOULD CAUSE THE HOLDER TO “BENEFICIALLY OWN” OR “CONSTRUCTIVELY OWN,” WITHIN THE MEANING OF THE COMPANY’S CHARTER, OUTSTANDING COMMON STOCK IN EXCESS OF THE “STOCK OWNERSHIP LIMIT” OR “EXCEPTED HOLDER LIMIT,” WITHIN THE MEANING OF THE COMPANY’S CHARTER, OR OTHER RESTRICTIONS CONTAINED IN ARTICLE VII OF THE COMPANY’S CHARTER, ASSUMING FOR SUCH PURPOSE THAT THE COMPANY ELECTS TO ISSUE WARRANT SHARES TO SUCH HOLDER UPON EXERCISE RATHER THAN PAYING CASH TO SUCH HOLDER.
     In no event will the Company be required to net cash settle the Warrant. The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.
     No fraction of a share of Common Stock will be issued upon any exercise of a Warrant, and if any such exercise would entitle a holder of the Warrant to receive a fractional interest of a share of Common Stock, such number of shares of Common Stock deliverable upon exercise will be rounded up to the nearest whole number of shares of Common Stock.
     Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of shares of Common Stock for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered to the Warrant Agent with a written request for exchange, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, without payment of any service charge, for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Warrant Agent designated for such purpose, a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     The Company reserves the right to redeem the Warrant at any time prior to its exercise, with a notice of redemption in writing to the holder of record of the Warrant, giving 30 days’ notice of such redemption at any time after the Warrant becomes exercisable if the reported last sale price of the Common Stock equals or exceeds $27.75 per share for any 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.
[Signature page follows.]

     IN WITNESS WHEREOF, Legacy Healthcare Properties Trust Inc. has caused this instrument to be duly executed as of this ____ day of ____________, 201_.

LEGACY HEALTHCARE PROPERTIES TRUST INC.

By:

Name:
Title:
Attest

By:

Secretary
Countersigned as of the date above written:
MELLON INVESTOR SERVICES LLC, as Warrant Agent

By:

Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]
LEGACY HEALTHCARE PROPERTIES TRUST INC.
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated ____________, 2010 (the “Warrant Agreement"), between Legacy Healthcare Properties Trust Inc. and Mellon Investor Services LLC (the “Warrant Agent"), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Holder of Warrants consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined or defined by reference to the Company’s charter shall have the meanings set forth in the Warrant Agreement or the Company’s charter, as the case may be. A copy of the Warrant Agreement and the Company’s charter is on file at the Warrant Agent’s office designated for such purpose.
     The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.
     This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

[TO BE ATTACHED IF WARRANT IS A CERTIFICATED WARRANT]
EXERCISE NOTICE
TO: MELLON INVESTOR SERVICES LLC
     (1) The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of a Warrant issued to the undersigned, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
     (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
     The Warrant Shares shall be delivered to the following DWAC Account Number:________________.
     If the number of Warrants exercised is less than the number of Warrants represented by the enclosed Warrant Certificates, the undersigned hereby instructs the Warrant Agent to deliver a Warrant Certificate representing the unexercised Warrants to:_______________________________________.
     Capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement, dated [_________], 2010, between the Legacy Healthcare Properties Trust Inc. and Mellon Investor Services LLC, as the Warrant Agent.
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Signature Guaranteed by (if guarantee is required):

[To Be Attached if Warrant is a Global Warrant]
SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN WARRANTS
     The initial number of Warrants represented by this Global Warrant is __________________. In accordance with the Warrant Agreement, dated ______________, 2010, Legacy Healthcare Properties Trust Inc. and Mellon Investor Services LLC, as Warrant Agent, the following increases or decreases in the number of Warrants represented by this Warrant Certificate have been made:

Number of Warrants
	Amount of Increase	Amount of Decrease	Evidenced By This
	in Number of	in Number of	Global Warrant
	Warrants Evidenced	Warrants Evidenced	Following Such	Signature of
	By This Global	By This Global	Increase or	Authorized
Date	Warrant	Warrant	Decrease	Signatory

[To be attached if the Warrant is Global Warrant or a Certificated Warrant]
FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Warrant Certificate to:

Name, Address and Zip Code of Assignee
and irrevocably appoints

Name of Agent
as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.
[Signature page follows]

Date:

Name of Transferee

By:

Name:
Title:
(Sign exactly as your name appears on the other side of this Warrant Certificate)
NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.